Exhibit 10.1

         THIS LEASE AGREEMENT made and entered into this 10th day of June, 1989, by and between NORTH BOWLES PARTNERSHIP, a Virginia general partnership, party of the first part and Lessor herein, and PLUMA, INC., a North Carolina corporation, party of the second part and Lessee herein;

                               W I T N E S S E T H:

         WHEREAS, Lessor has purchased a parcel of land (Exhibit 1) in the Martinsville Magisterial District of Henry County, Virginia and caused a manufacturing facility to be constructed thereon; and,



         WHEREAS, Lessor desire to lease to Lessee the land and manufacturing facility and Lessee desires to lease from Lessor the land and manufacturing facility; and,



         WHEREAS, Lessor and Lessee desire to set forth the terms and conditions of such lease herein;

         NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I.                 DEFINITION AND RULES OF CONSTRUCTION;
                  IDENTIFICATION OF PARTIES

                  Section 1.1.      Definitions.

                  In addition to other terms defined elsewhere in this Agreement, the following terms shall have the following meanings in this Agreement unless the context requires otherwise:

                  "Lease" shall mean this Agreement including any amendments hereto;

                  "Authorized Representative of Lessee" shall mean such person or persons as may be designated by Lessee to act on behalf of Lessee;

                  "Authorized Representative of Lessor" shall mean such person or persons as may be designated by Lessor to act on behalf of Lessor;

                  "Building" shall mean that building and attached structures and improvements set forth on the plans and specifications;

                  "Land" shall mean the real estate described in Exhibit 1 attached hereto;

                  "Plans" shall mean the plans and specifications for the building prepared by Stanley W. Bowles Corporation; and

                  "Builder" shall mean Stanley W. Bowles Corporation.

                  Section 1.2               Rules of Construction.

                  The following rules shall apply to the construction of this Lease Agreement unless the context otherwise requires:

                  (a) Singular words shall connote the plural number as well as the singular and vice versa.

                  (b) All references herein to particular articles or sections are references to articles or sections of this Lease Agreement.

                  (c) The headings and table of contents herein are solely for convenience of reference and shall not constitute a part of this Lease Agreement nor shall they affect its meaning, construction or effect.

ARTICLE II.                REPRESENTATIONS

                  Section 2.1               Representations by Lessor.

                  The Lessor makes the following representations as the basis for its undertakings hereunder:

                  (a) Lessor is duly organized as a Virginia general partnership under the laws of the Commonwealth of Virginia and has the power and authority to enter into the transactions contemplated by this Lease Agreement and to carry out its obligations hereunder and by proper partnership action has duly authorized the execution and delivery of, and the performance under, this Lease Agreement.

                  (b) Lessor has acquired a certain tract or parcel of land in the Martinsville Magisterial District of Henry County, Virginia, which said land is more particularly described on a description of said land attached to this

Lease Agreement, as Exhibit 1.

                  (c) Lessor has obtained a binding contract from builder and Builder has commenced construction of the Building.

                  (d) Lessor has diligently pursued and shall continue to diligently pursue construction of the Building with an estimated occupancy date of May 1, 1989.

                  Section 2.2               Representations by Lessee.

                  The Lessee makes the following representations as the basis for its undertaking hereunder:

                  (a) Lessee is a corporation organized and existing under the laws of the State of North Carolina and has the power to enter into this Lease Agreement and the transactions contemplated hereby and to perform its obligations hereunder and its representative is authorized to execute and deliver this Lease Agreement and assure the performance of its obligations hereunder. Lessee has obtained from the State Corporation Commission authority to do business in the Commonwealth of Virginia and has appointed a registered agent in the Commonwealth of Virginia.

ARTICLE III.               PREMISES; TERM

                  Section 3.1

                  Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the Land described on the exhibits attached hereto and the Building to be constructed substantially in accordance with plans and specifications prepared by Stanley W. Bowles Corporation, which said plans and specifications are on file at the office of Stanley W. Bowles Corporation at V-C Drive in Martinsville, Virginia, which said plans and specifications have been exhibited to Lessee, approved by Lessee and accepted by Lessee.

                  To have and hold the same unto Lessee for the initial term of twenty (20) years and if the commencement date (DEFINED IN ARTICLE IV HEREOF) is other than the first day of a month plus the number of days from commencement date to the last day of such month; commencing on the commencement date and ending unless sooner terminated in accordance herewith, and unless extended in accordance herewith on the last day of the month during which the twentieth anniversary of the commencement date occurs. Yielding and Paying the rents hereinafter set forth, all on the covenants, conditions, and agreements hereinbefore and hereinafter stated. Promptly after the commencement date, Lessor and Lessee shall execute an agreement in recordable form commonly known as a "Memorandum of Lease" stating among other things the exact commencement date and termination date of this Lease Agreement.

ARTICLE IV.                COMMENCEMENT OF TERM

                  Section 4.1               Commencement Date.

                  The term of this Lease Agreement and the payment of rent hereunder shall commence on the date that the premises shall be substantially completed. Lessor agrees that it shall diligently pursue construction of the Building as quickly as commercially and reasonably possible. The parties agree that they have established a target date of May 1, 1989, as a date towards which the parties shall pursue completion and occupancy of the Building. The parties acknowledge that this is a mere target date and actual occupancy and commencement of term may occur reasonably sooner or reasonably later depending upon the construction progress. Lessor and Lessee will each give the other full cooperation in having available at the job site those persons who are necessary to settle any problems arising out of job conditions. Lessor shall maintain at its office in or near the Building and make available to Lessee a complete set of plans, drawings, and specifications.

ARTICLE V.                 RENT

                  Section 5.1               Rent Payments.

                  During the term of this Lease Agreement, Lessee covenants and agrees to pay the Lessor a monthly rent, the amount of which said monthly rent shall be Twelve Thousand Five Hundred Dollars ($12,500) per month for the first full lease year and Thirteen Thousand Five Hundred Dollars ($13,500) thereafter (plus any increases as set out further herein). Rent shall be payable in equal monthly installments in advance on the first day of each month during the term of this Lease Agreement at the office of Lessor or such place as Lessor may designate without any offset or deduction. Lessee agrees to pay such rent by check drawn on a bank which is a member of the New York Clearing House payable in lawful money of the United States which is legal tender for the payment of public and private debts. If the commencement date shall be a date other than the first day of a calendar month; Lessee shall on the commencement date pay Lessor an amount equal to such proportion of an equal monthly installment as the number of days from the commencement date to the end of the calendar month in which the commencement date occurs bears to the total number of days in such calendar month, and such payment shall represent the pro rata rent from the commencement date to the end of such calendar month.

                  Section 5.2

                  The parties agree that Lessee may be required to pay additional rent during the initial term or any extended term, which additional rent shall be due if Lessor's cost of taxes and insurance relating to the Land and Building increase. If such increase occurs, Lessee shall pay an amount, as additional rent, equal to three-fourths (3/4) of such increase. If Lessor verifies in writing to Lessee that real estate taxes and/or insurance on the Land and Building have increased, Lessee agrees to an increase in rent equal to three-fourths (3/4) of the cost of such increase.

                  Section 5.3

                  The rent referred to in Section 5.1 shall be automatically increased at the beginning of each lease year if the cost of living has at that time increased since the commencement date of this Lease as evidenced by a change in the official Consumer Price Index for Urban Wage Earners and Clerical Workers (including single workers) published by the Bureau of Labor Statistics, United States Department of Labor (1957-59=100) hereinafter referred to as "Bureau of Labor Statistics Consumer Price Index." The rent for each lease year, or part thereof should the term sooner expire, shall be increased by an amount which shall bear the same proportion to the rent as the Bureau of Labor Statistics Consumer Price Index for the calendar year preceding the commencement of such one-year period bears to the Bureau of Labor Statistics Consumer Price Index for the year of the commencement date of this Lease. These increases are cumulative from year to year. If the Bureau of Labor Statistics changes the form or basis of calculating Bureau of Labor Statistics Consumer Price Index, the parties agree that payments hereunder shall be calculated from the most recent cost of living index statistics published by the Bureau of Labor Statistics.



ARTICLE VI.                 USE

                  Section 6.1               Use of the Premises.

                  Lessee shall use and occupy the premises for its legal activities which shall include the operation of a textile manufacturing facility and general offices related thereto and for no other purpose without the express consent of Lessor. Lessee shall not suffer or permit the premises or any part thereof to be used in any manner, or anything to be done therein, or suffer or permit anything to be brought into or kept in the premises which would in any way (i) violate any law or requirement of public authorities; (ii) cause structural injury to the Building or any part thereof; (iii) interfere with the normal operations of the heating, air-conditioning, ventilating, plumbing, or other mechanical or electrical systems of the Building or the elevators installed therein; (iv) constitute a public or private nuisance; (v) alter the appearance of the exterior of the Building or conduct any major alterations on the interior of the Building without the written consent of Lessor.

ARTICLE VII.               CONSTRUCTION OF BUILDING

                  Section 7.1               Building.

                  Lessor shall, subject to delays by causes beyond Lessor's reasonable control, proceed to construct the Building in accordance with the plans and specifications available at Lessor's office.

ARTICLE VIII.     REPAIRS; ALTERATIONS; FIXTURES

                  Section 8.1               Lessor Maintenance.

                  Lessor shall, at Lessor's own expense, maintain the roof of the premises.

                  Section 8.2               Lessee Maintenance.

                  Lessee shall take good care of the demised premises and suffer no damage or injury to it save ordinary wear and tear. Lessee shall be responsible for all maintenance of any kind, nature or description except maintenance of the roof. Lessee shall be responsible to maintain the interior of its premises including all electrical fixtures, plumbing fixtures, trade fixtures, special electronic or computer equipment, and security devices and any and all other equipment of every kind, nature or description.

ARTICLE IX.                TAXES

                  Section 9.1

                  Lessor shall be responsible to pay and shall pay when they are due all real estate taxes attributable to Lessor's ownership of the Land and Building.

ARTICLE X.                 UTILITIES

                  Section 10.1

                  Lessee shall bear the cost of all utilities.

ARTICLE XI.                INSURANCE

                  Section 11.1

                  Lessee at Lessee's own expense and cost shall maintain insurance protecting and indemnifying Lessee, Lessor and their assigns against any and all claims for injury and/or damage to persons or property or for the loss of life or of property occurring in or about the premises occupied by Lessee. Such insurance shall be not less than One Million Dollars ($1,000,000) in respect of bodily injury, death to any one person and not less than Three Million Dollars ($3,000,000) in respect of any one occurrence or accident and not less than One Hundred Thousand Dollars ($100,000) for property damage. Lessee shall, at its own expense, provide such insurance as it may deem necessary to protect itself for damage by fire or other casualty occurring within the space leased by Lessee. On or before the commencement date, Lessee shall furnish Lessor with a certificate evidencing the aforesaid coverage.

ARTICLE XII.      DAMAGE BY FIRE OR OTHER CASUALTY


                  Section 12.1

                  If the Building shall be damaged or destroyed by fire or other casualty, Lessor shall be solely responsible at Lessor's cost for the complete repair of the same and there shall be no abatement of rent during the period of repairs. Each party shall be responsible to carry such insurance or take such action as shall enable the other to meet the obligations imposed by this section. Specifically, Lessee shall be responsible to maintain such insurance on its trade fixtures and personal property in the Building as will enable Lessee to replace the same and Lessee shall maintain such insurance such as business interruption insurance to allow Lessee to make the rent payments during the repair period. Lessor shall be responsible to maintain such fire, hazard and casualty insurance as will permit Lessor to have the financial means to reconstruct or repair the premises.

ARTICLE XIII.     ASSIGNMENT;       SUBLETTING

                  Section 13.1 Lessee shall not assign or sublet the premises without the prior written consent of Lessor. A change in identify of Lessee, by virtue of acquisition, merger, consolidation, or other corporate reorganization shall not be deemed to be an assignment or sublease. Lessor shall have the right to withhold its consent to assign or sublet the premises for any reason. Lessee acknowledges that Lessor has obtained financing through a lender. Lessee may not sublet or assign without the prior written consent not only of Lessor but also Lessor's lender for this project.

                  Section 13.2

                  Upon Lessor's request, Lessee shall agree to subordinate this Lease to any mortgage or trust deeds which may hereafter be placed on the demised premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, and shall execute any and all further instruments necessary to that purpose, provided such mortgagee or trustee named in such mortgage or trust deeds shall agree to recognize the lease and the rights under this Lease in the event of foreclosure if Lessee is not in default hereunder.

ARTICLE XIV.      NO LIABILITY ON LESSOR'S PART


                  Section 14.1

                  Lessor and its agents shall not be liable for any damage to property of Lessee or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Lessee by theft or otherwise. Lessor and its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, snow or leaks from any part of the Building or from the pipes, appliances, or plumbing works or from the street, or subsurface or from any other place or by dampness or any other cause of whatsoever nature unless caused or due to the negligence of

Lessor, its agents, servants, or employees; nor shall Lessor and its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public or quasi-public work; nor shall Lessor be liable for damages or injury to the person or property of Lessee or others. Notwithstanding any provision herein to the contrary, Lessor shall be liable for such damages as directly result to Lessor from failure of the Lessor to repair, with reasonable promptness, the roof.
Upon receiving notice from Lessee that the roof is leaking, Lessor shall have a commercially reasonable time to repair the same and it shall not be liable for any damages sustained by Lessee arising from leaks occurri uring a commercially reasonable repair period. If Lessor should fail to repair such leaks within a commercially reasonable time, then Lessor shall be responsible for such damages sustained by Lessee upon Lessor's failure to repair the premises in a commercially reasonable time.

ARTICLE XV.                CONDEMNATION

                  Section 15.1

                  In the event that all or a material part of the Building shall be condemned or taken in any manner for any public or quasi-public use, this Lease Agreement shall cease and terminate as of the date of the vesting of title. A condemnation of part of the parking area shall not work a termination of the Lease Agreement unless the part so taken renders the Lessee's operation practically impossible, in which event this Lease Agreement shall cease and terminate. In the event of any condemnation or taking hereinabove mentioned which causes a termination of the Lease Agreement, Lessor shall be required to account to Lessee for the condemnation award to the extent that such condemnation award includes compensation to Lessor for improvements installed at Lessee's sole expense.

ARTICLE XVI.      DEFAULTS;         REMEDIES

                  Section 16.1      Default and Remedies.

                  (a) If Lessee defaults (1) in fulfilling any of the covenants of this Lease Agreement, requiring the payment of rent or additional rent, or

(2) in complying with any of the other terms, conditions or provisions of this

Lease Agreement, or (3) if Lessee ceases to conduct its business in the demised premises or leaves the same vacant, then, in the case of nonpayment of rent which continues for ten (10) days after Lessor serves a written notice upon Lessee specifying such default, or if lessee defaults in any one or more of the events referred to in (2) or (3) above, then upon Lessor's serving a fifteen-day (15-day) written notice upon Lessee specifying the nature of said default and upon the expiration of said fifteen (15) days, if Lessee shall have failed to comply with or remedy such default, or if said default or omission complained of shall be of such a nature that the same cannot be completely cured or remedied within said fifteen-day (15-day) period, and if Lessee shall not have diligently commenced curing such default within such fifteen-day (15-day) period, and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default, then Lessor may serve a written fifteen-day (15-day) notice of cancellation of this Lease Agreement upon Lessee and upon the expiration of said fifteen (15) days, this Lease Agreement and the term hereunder shall end and expire as fully and completely as if the date of expiration of such fifteen-day (15-day) period were the day herein definitely fixed for the end and expiration of this Lease Agreement and the term thereof and Lessee shall then quit and surrender the demised premises to Lessor but Lessee shall remain liable as hereinafter provided.

         (b) If the fifteen-day (15-day) notice of cancellation provided for in
(a) hereof shall have been given and the term shall expire as aforesaid; or if Lessee shall make default after ten (10) days notice and the payment of the rent set forth herein or any item of additional rent herein mentioned, then and in any of such events, Lessor may without further notice re-enter the demised premises either by force or otherwise and dispossess Lessee by summary proceedings or otherwise, and the legal representatives of Lessee or other occupant of the demised premises and remove their effects and hold the premises as if this Lease Agreement had not been made, but Lessee shall remain liable hereunder as hereinafter provided and Lessee hereby waives the service of notice of intention to re-enter or institute legal proceeding to that end.


                  Section 16.2      Rent Deficiency.

                  In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent and additional rent shall become due thereupon and be paid up to the time of such re-entry, or dispossess together with such expenses as Lessor may incur for legal expenses, attorney's fees, brokerage, and/or putting the demised premises in good order or for preparing the same for re-rental; (b) Lessor may re-let the premises or any part or parts thereof, either in the name of Lessor or otherwise for a term or terms, which may at Lessor's option be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease Agreement and may grant concessions or free rent and/or (c) Lessee or the legal representatives of Lessee shall also pay Lessor's liquidated damages for the failure of Lessee to observe and perform said Lessee's covenants herein contained, any deficiency between the rents and additional rents hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected or to be collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this Lease Agreement. The failure or refusal of Lessor to re-let the premises or any part or parts thereof shall not release or affect Lessee's liability for damages although Lessor shall be under a duty to exercise diligence and good faith in an effort to re-let the same and mitigate Lessor's damages. In computing such damages, there shall be added to said deficiency such expenses as Lessor may incur in connection with re-letting such as legal expenses, attorney's fees, brokerage, and for keeping the demised premises in good order or for preparing the same for re-letting. Any such damages shall be paid in monthly installments by Lessee on the rent date specified in this Lease Agreement and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Lessor to collect the deficiency for any subsequent month or months by a similar proceeding. Lessor may at Lessor's option make such alterations, repairs, replacements and/or decorations in the demised premises as Lessor in Lessor's sole judgment considers advisable and necessary for the purpose of re-letting the demised premises; and the making of such alterations and/or decorations shall not operate or be construed to release Lessee from liability hereunder as aforesaid. Lessor shall in no event be liable in any way whatsoever for failure to re-let the demised premises provided Lessor makes a good faith effort to re-let the same, or in the event that the demised premises are re-let for failure to collect the rent thereunder provided reasonable diligence is used in an attempt to collect such rent. Any such action against Lessee may be an action for the full amounts of all rents and damages suffered or to be suffered by Lessor. In the event of a breach or threatened breach by Lessee of any of the covenants or provisions hereof, Lessor shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease Agreement of any particular remedy shall not preclude Lessor from any other remedy, in law or in equity, the foregoing remedies and rights of Lessor are cumulative. Lessee hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Lessee being evicted or dispossessed for any cause, or in the event of Lessor obtaining possession of the demised premises, by reason of the violation by Lessee of any of the covenants and conditions of this Lease Agreement or otherwise.

                  Section 16.3      Default by Lessor.

                  Should Lessor default in Lessor's duty to pay taxes, insurance, and debt service payments to Crestar Bank and in its obligation to maintain the roof, Lessee shall have and enjoy, in addition to any other rights under this Lease or under common law or by statute, have and enjoy the right to divert rent payments hereunder from Lessor to pay directly taxes, insurance required to be maintained by Lessor, bank payments at Crestar Bank or to necessary roof repairs. Provided, however, the Lessee's right to divert rent payments for roof repairs shall be conditioned upon Lessee's reasonable notice to Lessor of the necessity for repairs and upon Lessor's failure to make such repairs in a commercially reasonable time.

ARTICLE XVII.     COVENANT OF QUIET ENJOYMENT

                  Section 17.1

                  Lessor warrants and represents that it has full authority to execute this Lease Agreement for the term aforesaid and covenants that upon Lessee's paying the rent and performing the covenants to be observed and performed on Lessee's part. Lessee may peaceably and quietly have, hold, and enjoy the demised premises, subject, nevertheless, to the terms and conditions of this Lease Agreement.

ARTICLE XVIII.    NOTICES

                  Section 18.1      Notice to Lessor.

                  Any notice required or permitted to be given to Lessor shall be deemed to have been properly given upon mailing the same by certified or registered mail to NORTH BOWLES PARTNERSHIP, c/o Stanely W. Bowles Corporation, P.O. Box

4706, Martinsville, VA 24115-4706. Lessor reserves the right to designate another representative for the purpose of receiving notices required or permitted to be made hereunder provided the designation is made in writing and delivered to Lessee.

                  Section 18.2      Notice to Lessee.

                  Any notice required or permitted to be given to Lessee shall be deemed to have been properly given upon mailing the same by certified or registered mail to PLUMA, INC., Post Office Box 487, Eden, North Carolina 27288.

ARTICLE XIX.      OPTION GRANTED LESSEE

                  Section 19.1

                  Lessee shall have the option to purchase the property from Lessor at the end of the fifth (5th) year of the lease term, at the end of the tenth (10th) year of the lease term, at the end of the fifteenth (15th) year of the lease term, and at the end of the lease term. If Lessee desires to exercise the option to purchase, Lessee shall notify Lessor in writing not less than six
(6) months prior to the expiration of the term of years designating the option dates. For example, if Lessee desires to exercise its option to purchase the property at the end of the fifth (5th) year of the lease, then, Lessee shall so notify Lessor, in writing, which writing shall be delivered to Lessor, at least six (6) months prior to the expiration of the fifth (5th) year. If Lessee delivers a timely notice to Lessor of its exercise of its option to purchase, the parties shall negotiate in good faith in an attempt to reach an agreeable purchase price. If the parties cannot reach an agreeable purchase price, either party may elect to have the purchase price determined in accordance with this paragraph. If the parties cannot agree upon a purchase price and either party nevertheless wishes to proceed with Lessee's purchase, then the purchase price shall be determined by the average of two appraisals of the property with one appraisal being performed by an appraiser of Lessor's choice and one appraisal being performed by an appraiser of Lessee's choice. Such appraisers shall be persons experienced and knowledgeable in the field and each party shall bear the expense of the appraisal conducted by such party. The average of the two appraisals shall equal the purchase price unless either party elects to have the purchase price determined by the addition of another appraisal, in which event such party shall solely bear the cost of such appraisal and the appraisal shall be conducted by a third party selected by the two appraisers selected by the parties. Upon the completion of such appraisal, the appraisal amount shall be added to the other two appraisals and the average so determined shall equal the purchase price and shall be binding upon both of the parties. In the event the Lessee exercises the option to purchase, then Lessee shall tender the purchase price within thirty (30) days of the determination of the purchase price in accordance with this paragraph.

                  Section 19.2

                  Lessee shall have the right to make alterations to the premises. Such right shall be conditioned upon Lessee obtained
Lessor's approval, which said approval will not be unreasonably withheld. Lessee's request for Lessor's approval shall be in writing and Lessor's response to Lessee shall be in writing. If alterations are made by Lessee, at Lessee's expense, and said alterations increase the value of the property, such increase in value shall be taken into account in determining the purchase price of the property. To the extent that Lessee's improvements to the leased premises enhance or increase the purchase price which Lessee must pay Lessor for such leased premises, then Lessee shall receive a reduction in the purchase price determined in accordance with Section 19.1 of Article XIX. The amount of the reduction in the purchase price on account of Lessee's improvements or alterations shall depend upon the cost of the improvement or alteration, the nature of the improvement or alteration, and the date such improvement or alteration is made and the extent, if any, to which such alteration is depreciated by Lessee. Such reduction in purchase price shall be determined initially by negotiation between the parties and if the parties cannot reach an acceptable determination between themselves, the same shall be determined by the appraisers appointed in accordance with Section 19.1 of Article XIX.

                  Section 19.3

                  Upon the exercise of the option granted Lessee in Section 19.1 of Article XIX, the parties shall prorate real estate taxes in the year of the exercise of the option. Upon closing of the transaction, Lessor shall be responsible to deliver to Lessee a deed, in proper form to be approved by Lessee's attorney, conveying the property in fee simple with general warranty of title from Lessor to Lessee. Lessor shall furnish Lessee with the deed at Lessor's cost and Lessor shall pay such recording costs of the deed as are customary for grantors or sellers to pay

Under Virginia law. Lessee shall be responsible to obtain and pay for such title insurance or examination of title as Lessee may deem necessary.

ARTICLE XX.                SUBORDINATION


                  Section 21.1

                  Lessee's rights under this Lease Agreement are subordinate to the terms and conditions of Lessor's deed of trust as executed with Lessor's lending institution and is further subject to the security interest of that lending institution.

                  WITNESS the following signatures and seals the day and year first above written:



LESSOR:                    NORTH BOWLES PARTNERSHIP, a Virginia general
                                    partnership

                                    By: /s/Barry A. Bowles
                                       ------------------------------------
                                            Barry A. Bowles

                                    By: /s/Robert S. Bowles
                                       ------------------------------------
                                            Robert S. Bowles

                                    By: /s/David W. Bowles
                                    ------------------------------------
                                            David W. Bowles

                                    By: /s/Stanley W. Bowles
                                      -------------------------------------
                                            Stanley W. Bowles



LESSEE:                    PLUMA, INC., a North Carolina corporation

                                    By: /s/ George G. Wade, President
                                   --------------------------------

Attest:

/s/G.B. Piland
----------------------------
G.B. Piland, Secretary


[lease/pluma:MARCH]

STATE OF VIRGINIA, AT LARGE
CITY OF MARTINSVILLE, TO-WIT;


         I, SANDRA J. MARTIN, a Notary Public for said City and State, certify that the foregoing instrument was acknowledged before me this 22 day of JUNE, 1989, by North Bowles Partnership, a Virginia general partnership, by Barry A. Bowles, Robert S. Bowles, David W. Bowles, and Stanley W. Bowles, Jr.

         My commission expires: May 9, 1993.

                                            /s/Sandra J. Martin
                                            --------------------------------
                                                 Notary Public

(SEAL)


STATE OF NORTH CAROLINA,
CITY/COUNTY OF ROCKINGHAM, TO-WIT;

         I, EUGENIA CORUM, a Notary Public for said City/County and State certify that G.B. Piland personally came before me this day and being by me duly sworn, acknowledged that he is Secretary of Pluma, Inc., a corporation, and that by authority duly given and as the act of corporation, the foregoing instrument was signed in its name by its President, George G. Wade, sealed with its corporate seal, and attested by himself as its Secretary.

         Witness my hand and official seal this the 2 day of June, 1989.

         My commission expires: November 2, 1993.

                                            /s/Eugenia Corum
                                            -------------------------------
                                                     Notary Public

                                      (MAP)

         AMENDMENT TO LEASE AGREEMENT, made and entered into as of the 1st day of December, 1990, by and between NORTH BOWLES PARTNERSHIP, a Virginia General Partnership, party of the first part (hereinafter referred to as "Lessor"), and PLUMA, INC., a North Carolina corporation, party of the second part (hereinafter referred to as "Lessee").

         WHEREAS, the parties hereto were the Lessor and Lessee, respectively, in a certain Lease Agreement dated June 10, 1989, in reference to certain real property, and improvements thereon, located in Martinsville Magisterial District of Henry County, Virginia; and

         WHEREAS, if was originally contemplated that said property would be comprised of Lot #2 located on an access road leading east from State Route 714, said Lot #2 containing 11.306 acres, plus or minus; and

         WHEREAS, following the construction of the improvements on said property, the parties have determined that a portion of said real property is not needed for the Lessee's use and enjoyment of said premises, and the parties have agreed to release the unneeded portion from the terms and conditions of said Lease Agreement; and

         WHEREAS, Lessee has requested that Lessor cause to be constructed on the leased property an addition containing approximately 67,500 square feet, with occupancy thereof to be available to Lessee on or before December 1, 1990;

         WITNESSETH; That for and in consideration of the sum of One Dollar ($1.00), cash in hand paid by the Lessor to the Lessee, and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Lot #2-A, containing 1.629 acres, plus or minus, as shown on Plat of Survey for North Bowles Partnership, prepared by Lawrence W. Cockram, L.L.S., dated May 1, 1990 (a copy of which Plat is attached hereto marked Exhibit A), is hereby deleted from the property subject to said Lease Agreement and is therefore deemed to be completely released by the Lessee, which will make no further claims against or use thereof.

         2. Lessor shall forthwith commence construction of a 67,500 square foot addition to the distribution center of Lessee located on the leased property said addition to be constructed in substantially in accordance with the plans and specifications prepared by Stanley W. Bowles Corporation, which said plans and specifications are on file at the offices of Stanley W. Bowles Corporation, V-C Drive, Martinsville, Virginia, which said plans and specifications have been exhibited to Lessee, approved by Lessee and accepted by Lessee. Occupancy of the addition will be available to Lessee on or before December 1, 1990. Effective December 1, 1990, Lessee shall pay to Lessor the sum of eighteen and one-half cents ($0.1850) per square foot per month [Twelve Thousand Four Hundred Eighty-Seven and 50/100ths Dollars ($12,487.50) per month] for the new addition to the leased property as additional rent. The additional rent specified herein shall be subject to all terms and conditions of Article V (including, without limitation, Section 5.3) of the Lease Agreement dated June 10, 1989, between the parties.

         3. In all other respects, the aforesaid Lease Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as of the day and year first above written.



                           NORTH BOWLES PARTNERSHIP
                           a Virginia General Partnership

                           By: /s/ Robert S. Bowles
                              -----------------------------------
                                    ROBERT S. BOWLES, Partner

                           By: /s/Barry A. Bowles
                              ------------------------------------
                                    BARRY A. BOWLES, Partner

                           By: /s/ David W. Bowles
                              -------------------------------------
                                    DAVID W. BOWLES, Partner

                           By: /s/ Stanley W. Bowles, Jr.
                              ---------------------------------------
                                    STANLEY W. BOWLES, JR., Partner



                           PLUMA, INC., a North Carolina
                           Corporation


                           By: /s/  George G. Wade
                              ------------------------------------
                                    President

ATTEST:

/s/ G. B. Piland
--------------------------
Secretary

COMMONWEALTH OF VIRGINIA
CITY OF MARTINSVILLE, TO-WIT:

         The foregoing was acknowledged before me, this   day of January, 1991,

by Robert S. Bowles,  Barry A. Bowles,  David W. Bowles and Stanley W. Bowles,

Jr., General Partners of North Bowles Partnership, a Virginia general partnership.

                  My Commission expires:



                                                     NOTARY PUBLIC




STATE OF NORTH CAROLINA
COUNTY/CITY OF ROCKINGHAM/EDEN, TO-WIT:

                  The foregoing was acknowledged before me, this 19th day of February, 1991, by George G. Wade, and Glazier Piland, the President and Secretary, respectively, of Pluma, Inc., a North Carolina corporation.

                  My commission expires:  10-22-91

                                                     /s/ Lucille S. Johnson
                                                     --------------------------
                                                     NOTARY PUBLIC

     AMENDMENT TO LEASE AGREEMENT, made and entered into as of the 1st day of December, 1990, by and between NORTH BOWLES PARTNERSHIP, a Virginia General Partnership, party of the first part (hereinafter referred to as "Lessor"), and PLUMA, INC., a North Carolina corporation, party of the second part (hereinafter referred to as "Lessee").

     WHEREAS, the parties hereto were the Lessor and Lessee, respectively, in a certain Lease Agreement dated June 10, 1989, in reference to certain real property, and improvements thereon, located in Martinsville Magisterial District of Henry County, Virginia; and

     WHEREAS, it was originally contemplated that said property would be comprised of Lot #2 located on an access road leading east from State Route 714, said Lot #2 containing 11.306 acres, plus or minus; and

     WHEREAS, following the construction of the improvements on said property, the parties have determined that a portion of said real property is not needed for the Lessee's use and enjoyment of said premises, and the parties have agreed to release the unneeded portion from the terms and conditions of said Lease Agreement; and

     WHEREAS, Lessee has requested that Lessor cause to be constructed on the leased property an addition containing approximately 67,500 square feet, with occupancy thereof to be available to Lessee on or before December 1, 1990;

     WITNESSETH: That for and in consideration of the sum of One Dollar ($1.00), cash in hand paid by the Lessor to the Lessee, and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Lot #2-A, containing 1.629 acres, plus or minus, as shown on Plat of Survey for North Bowles Partnership, prepared by Lawrence W. Cockram, L.L.S., dated May 1, 1990 (a copy of which Plat is attached hereto marked Exhibit A), is hereby deleted from the property subject to said Lease Agreement and is therefore deemed to be completely released by the Lessee, which will make no further claims against or use thereof.

     2. Lessor shall forthwith commence construction of a 67,500 square foot addition to the distribution center of Lessee located on the leased property, said addition to be constructed in substantially in accordance with the plans and specifications prepared by Stanley W. Bowles Corporation, which said plans and specifications are on file at the offices of Stanley W. Bowles Corporation, V-C Drive, Martinsville, Virginia, which said plans and specifications have been exhibited to Lessee, approved by Lessee and accepted by Lessee. Occupancy of the addition will be available to Lessee on or before December 1, 1990. Effective December 1, 1990, Lessee shall pay to Lessor the sum of eighteen and one-half cents ($0.1850) per square foot per month [Twelve Thousand Four Hundred Eighty-Seven and 50/100ths Dollars ($12,487.50) per month] for the new addition to the leased property as additional rent. The additional rent specified herein shall be subject to all terms and conditions of Article V (including, without limitation, Section 5.3) of the Lease Agreement dated June 10, 1989, between the parties.

     3. In all other respects, the aforesaid Lease Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as of the day and year first above written.



                                       NORTH BOWLES PARTNERSHIP,
                                       a Virginia General Partnership



                                       BY: /s/ Robert S. Bowles
                                           ---------------------------------
                                           ROBERT S. BOWLES, Partner

                                       BY: /s/ Barry A. Bowles
                                           ---------------------------------
                                           BARRY A. BOWLES, Partner

                                       BY: /s/ David W. Bowles
                                           ---------------------------------
                                           DAVID W. BOWLES, Partner

                                       BY: /s/ Stanley W. Bowles, Jr.
                                           ---------------------------------
                                           STANLEY W. BOWLES, JR., Partner


                                       PLUMA, INC., a North Carolina
                                       Corporation

ATTEST:

/s/ G. B. Piland                       BY: /s/ George G. Wade
--------------------------                 --------------------------------
Secretary                                  President

COMMONWEALTH OF VIRGINIA
CITY OF MARTINSVILLE, TO-WIT:

     The foregoing was acknowledged before me, this _____ day of January, 1991, by Robert S. Bowles, Barry A. Bowles, David W. Bowles and Stanley W. Bowles Jr., General Partners of North Bowles Partnership, a Virginia general partnership.

     My Commission expires: ____________________________



                            _____________________________
                                    NOTARY PUBLIC



STATE OF NORTH CAROLINA
COUNTY/CITY OF ROCKINGHAM/EDEN, TO-WIT:

     The foregoing was acknowledged before me, this 19th day of February, 1991, by George G. Wade and Glazier B. Piland, the President and Secretary, respectively, of Pluma, Inc., a North Carolina corporation.

     My Commission expires: 10-22-91
                           ----------

(Official Seal Appears here Text follows)
(Official Seal                                   /s/ Lucille S. Johnson
Notary Public North Carolina                     -------------------------
County of Rockingham                                         NOTARY PUBLIC
Lucille S. Johnson
My Commission Expires 12-22-91)

PREPARED BY            DATE


REVIEWED BY            DATE



Pluma N. Bowles Lease Agreement
          12-31-90                         PF 340-6A


                       Martinsville Dist Center